UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2018

Teucrium Commodity Trust
(Exact name of registrant as specified in its charter)

Delaware	001-34765	61-1604355
(State or other jurisdictionof incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

c/o Teucrium Trading, LLC 115 Christina Landing Drive Unit 2004 Wilmington, DE 19801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 543-5977

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2018, Steve Kahler was appointed as the Chief Operating Officer of Teucrium Trading, LLC (“Teucrium” or the “Sponsor”), sponsor of the Teucrium Corn Fund (“CORN”), the Teucrium Sugar Fund (“CANE”), the Teucrium Soybean Fund (“SOYB”), the Teucrium Wheat Fund (“WEAT”), and the Teucrium Agricultural Fund (“TAGS”) (collectively, the “Funds”), each a series of the Teucrium Commodity Trust (the “Registrant”).

As Chief Operating Officer, Mr. Kahler will be primarily responsible for the trade operations, trade execution, and portfolio activities (“Trade Operations”) with respect to the Funds.

With respect to Mr. Kahler’s appointment as Chief Operating Officer of Teucrium, he will be paid an annual salary. Such compensation has been and will be allocated among the Funds based on size, volume and complexity thereof and the actual amounts allocated to each Fund may vary over time, as the relative size, volume and complexity of the Funds varies.

There are no family relationships between Mr. Kahler and any of the Teucrium’s members or executive officers or any person nominated or chosen to become an executive officer, and there are no transactions in which Mr. Kahler has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Biographical information for Mr. Kahler is as follows:

Steve Kahler, Chief Operating Officer, began working for the Sponsor in November 2011 as Managing Director of Trade Operations. He worked for the Sponsor from November 2011 through September 6, 2018 as Managing Director of Trade Operations and as Chief Operating Officer from May 24, 2012 through September 6, 2018. Mr. Kahler resigned as Chief Operating Officer of the Sponsor effective September 6, 2018. He was reappointed as Chief Operating Officer by majority vote of the Class A Members on October 10, 2018 and will continue to have primary responsibility for the Trade Operations for the Funds. Mr. Kahler is primarily responsible for making trading and investment decisions for the Funds, and for directing the Funds’ trades for execution. He maintains his main business office at 13520 Excelsior Blvd., Minnetonka, MN 55345. Mr. Kahler was a registered representative of Foreside Fund Services, LLC (the “Distributor”) under the terms of the Securities Activities and Services Agreement (“SASA”) between the Sponsor and the Distributor from January 18, 2012 to September 14, 2018. Additional information regarding the SASA can be found in the section of each Fund's prospectus entitled “Plan of Distribution.” Mr. Kahler previously worked for Cargill Inc., an international producer and marketer of food, agricultural, financial and industrial products and services, from April 2006 until November 2011 in the Energy Division as Senior Petroleum Trader. In October 2006, and while employed at Cargill Inc., Mr. Kahler was approved as an Associated Person of Cargill Commodity Services Inc., a commodity trading affiliate of Cargill Inc., from September 13, 2006 to November 9, 2011. Mr. Kahler graduated from the University of Minnesota with a Bachelors of Agricultural Business Administration in 1992 and is 51 years old.

1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teucrium Commodity Trust
	By:	Teucrium Trading, LLC, its sponsor

Date: October 12, 2018	By:	/s/ Sal Gilbertie
Name: Sal Gilbertie
Title: Chief Executive Officer